INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the 1981 Stock Option Plan Registration Statement No. 2-76121 on Form S-8, the 1991 Stock Option Plan Registration Statement No. 33-41318 on Form S-8, and the Key Employee Stock Grant Plan Registration Statement No. 33-50442 on From S-8 of our report dated January 20, 1995, appearing on page 68 in this Annual Report on From 10-K for the fiscal year ended December 31, 1994.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Los Angeles, California
March 27, 1995

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